Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION

906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Pegasus Digital Mobility Acquisition Corp. (the “Company”) on Form 10-Q for the quarterly period ended September 30, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I certify, in the capacity and on the date indicated below, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2023	By:	/s/ Prof. Dr. Dr. h.c. Sir Ralf Speth FRS FrEng KBE
Prof. Dr. Dr. h.c. Sir Ralf Speth FRS FrEng KBE
Chief Executive Officer
(Principal Executive Officer)